                                                                    EXHIBIT 99.1

NTWO: N2H2 INC. (NASDAQ)

                             N2H2 ANNOUNCES NEW CEO
             WITH APPOINTMENT OF EX-MICROSOFT EXECUTIVE PHILIP WELT

            Move further strengthens N2H2's management team to help
                  drive continued growth and global expansion.

SEATTLE, WA -- May 21, 2001 -- N2H2 (NASDAQ: NTWO) an Internet access management company specializing in fast and scalable filtering solutions, today announced that enterprise service industry veteran Philip Welt has joined N2H2 with the goal of broadening the Company's enterprise filtering offerings and building upon its extensive educational client base, creating a dominant provider of fast and scalable Internet management solutions. As Chief Executive Officer and President, Welt will be focused on guiding N2H2's rapid growth and global expansion, and Peter Nickerson will continue in his role as Chairman of the Board of N2H2. Welt's track record for consistently delivering strong growth and impressive operating results will be a driving force for the long-term success of N2H2.

Welt, who started with Microsoft in 1983 as the first product manager for Microsoft Excel for Windows went on to help expand the software giant's presence in Mexico, growing sales revenues in the region by more than 400 percent in one year. Welt later assumed director of sales responsibilities for all of

Latin America where he grew the Microsoft presence in Argentina, Brazil and Chile and established a subsidiary in Peru. In 1995, Welt became director of worldwide sales for Microsoft subsidiary Softimage. While at Softimage, Welt helped grow the company into the largest worldwide provider of animation and special effects software designed to address the demands of the film and commercial/broadcast and interactive games industries. Under Welt's tenure as director of worldwide sales at Softimage, he was instrumental in improving the Company's profit margin and solidifying its presence in foreign markets such as Japan. Welt's move is testament to N2H2's success and position as leading provider of Internet filtering services with majority control of the K-12
North American filtering market and a customer base of more than 16 million enterprise, educational and home consumer users.

"When I started with Microsoft in 1983, the company was poised to launch a revolution in building out the broadest possible range of computer tools and services for individuals and corporations," said Philip Welt, CEO and president of N2H2. "Today N2H2 is in a position to take advantage of the huge opportunity created by the convergence of an increasing demand for Internet information and the desire to ensure that users are gaining access to the most relevant Internet content anytime day or night. Moving forward, my goal in leading N2H2 is to drive toward profitability and establish the same dominant presence in the enterprise filtering market that we have already achieved in the K-12 global school market. Over the coming months you'll see N2H2 introducing a broad array of new enterprise products as well as engaging in some significant partner and customer relationships that will greatly expand our reach into the corporate filtering market."

"When Phil was at Microsoft, he was a major influence in developing and placing the right products in our rapidly growing domestic and international markets," said Richard Tong, former Microsoft executive and current partner at Ignition Venture Capital. "Phil played a crucial role in helping launch Microsoft Excel for Windows in a market that at the time was then dominated by Lotus 123."

With N2H2 broadening its enterprise filtering business to include a comprehensive technology platform comprised of Microsoft, Sun and Linux operating systems, the company is uniquely positioned to accommodate an enterprise market expected to grow to $636 million by 2004, according to a report released by IDC. Enterprise clients are realizing the need for adding filtering solutions to network to increase productivity, reduce bandwidth constraints and limit legal liability resulting from improper

Internet usage.

"When N2H2 was founded, the technology was built with the underlying belief that ensuring access to appropriate Internet content is essential to widespread adoption and use of the Web as an online information source," said Peter Nickerson, chairman of N2H2. "Recognizing that, we've built one of the fastest and most flexible filtering platforms in the industry, capable of serving a myriad of audiences including the school, home and business Internet users. We are fundamentally simplifying and securing the way people obtain access to the relevant content they need on the Internet."

"With more than thirteen years of leadership experience at Microsoft and a proven track record for delivering outstanding financial and growth results, Phil is a perfect addition to lead N2H2," added Nickerson.

The company has planned a conference call for Wednesday, May 23 at 1:30 p.m. PDT. Information regarding the call can be obtained by sending an email to investor@n2h2.com [mailto: investorrelations@n2h2.com] or calling the company at 206-336-1501.

MORE ABOUT PHILIP WELT

Welt, 45, most recently served as director of worldwide sales for Softimage, a Microsoft subsidiary and was responsible for managing a sales staff of more than 100 people. While at Softimage Welt was responsible for dramatically improving profitability in foreign markets such as Asia and Europe. Prior to his position at Softimage, Welt functioned as a director for the Microsoft Corporation. As a director he managed all company operations for Argentina, Brazil, Chile and Peru and increased the region's revenue by a staggering rate of 136 percent. Welt's rapid rise to upper management resulted from his experience in managing several Microsoft product launches including Microsoft Excel for Windows, Microsoft's largest product launch at the time. Welt is credited for providing the initial concept design for Microsoft Project for Windows, a product that has achieved the highest market share for an application launch in Microsoft's history.

Welt received an M.B.A. and the Arjay Miller Scholar from the Stanford Graduate School of Business and a B.A., magna cum laude with honors from Yale University. In addition to his work experience at Microsoft, Welt is involved with several non-profit philanthropic endeavors specifically focused on education. Currently Welt finances the Louis Gregory Scholarship Fund, works in Seattle public schools and sits on the Board of a multi-cultural private school in Seattle's Central District.

ABOUT N2H2

N2H2 Inc. (NASDAQ: NTWO) is an Internet access management company specializing in fast and scalable filtering solutions. N2H2 Internet filtering optimizes Web access enabling organizations of any size to conserve bandwidth, increase user productivity and limit potential legal liability. In addition, N2H2's customizable Internet filtering software enables enterprise organizations, government institutions, ISPs and schools to control Internet usage costs and deliver the most relevant content to Web users.

Founded in 1995, N2H2 has more than 16 million users and a network of more than 1,800 filtering-enabled servers in the U.S., Canada, Australia, UK, Germany, Japan, Chile, Mexico, India and Bermuda. Additional information about the company, which is based in Seattle, Washington, is available at [http://www.n2h2.com] or by calling 206-336-1501 or 800-971-2622.

Except for the historical information contained herein, this press release contains forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and are therefore not a guarantee of future performance. The potential risks and uncertainties which could cause actual growth and results to differ materially include but are not limited to, the volatile and competitive nature of the Internet filtering industry, changes in domestic and international market conditions, the success of the company's brand development systems efforts, and customer acceptance of the company's services, products and fee structures. Further information on the factors and risks that could affect N2H2's business, financial condition and results of operations are included under the Risk Factors Sections of N2H2's public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K (Commission file No. 0-26825), that are available at this release. N2H2 undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.